Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-172461 and
333-172466) of Lighting Science Group Corporation of our report dated April 1, 2011, relating to our audit of the consolidated financial statements for the year ended December 31, 2010, which appear in this Annual Report on Form 10-K of Lighting Science Group Corporation for the year ended December 31, 2012.

/S/ McGLADREY LLP

Orlando, FL

April 1, 2013